U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 1999

eCONNECT
(Previously known as Betting, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or jurisdiction of incorporation or organization)

       33-68570        .
(Commission File Number

             43-1239043             .
(I.R.S. Employer Identification Number

31310 Eaglehaven Center,
Suite 10,
Rancho Palos Verdes, California		90275
(Address of principal executive offices)	(Zip Code)

Registrants telephone number:  (310) 541-4393

Betting, Inc.
(Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS.

	On May 17, 1999, an Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation, was executed by an authorized signatory of each company. At a duly called meeting of shareholders on May 21, 1999, the merger of the two companies was approved by a majority of the shareholders appearing in person or by proxy. On June 1, 1999, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile of the registrant to the State of Nevada.

	On June 2, 1999, pursuant to a resolution of the Board of Directors of the registrant, dated May 28, 1999, a Certificate of Amendment of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the registrant to eConnect.

ITEM 8.  CHANGE IN FISCAL YEAR.

	The fiscal year of the registrant changed upon the redomicile to the State of Nevada on June 1, 1999. The new fiscal year end will be December 31. The report covering the transition period (September 1, 1998 to December 31, 1998) will be filed on Form 10-KSB within 90 days from the date of change.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

				ECONNECT



Dated: June 2, 1999		By: /s/ Thomas S. Hughes
		Thomas S. Hughes, President
23



2